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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
HomeBuilders Financial Network, Inc.:

      We consent to the use of our reports included in the registration statement of iOwn Holdings, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG LLP

Miami, Florida
May 5, 2000